SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material under Rule 14a-12

FIDELITY NATIONAL FINANCIAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

FIDELITY NATIONAL FINANCIAL, INC.
17911 Von Karman Avenue
Irvine, California 92614

May [  ], 2003

Dear Stockholder:

     On behalf of the Board of Directors, I cordially invite you to attend the annual meeting of stockholders of Fidelity National Financial, Inc. The meeting will be held on June 17, 2003 at 10:00 a.m., Pacific Daylight Time, at Fess Parker’s Double Tree Resort, 633 East Cabrillo Boulevard, Santa Barbara, California. The formal Notice of Annual Meeting and Proxy Statement for this meeting are attached to this letter.

     Notice of Annual Meeting and Proxy Statement contains more information about the annual meeting, including:

•	who can vote; and

•	the different methods you can use to vote, including the telephone, internet and traditional paper proxy card.

     Whether or not you plan to attend the annual meeting, please vote by one of these outlined methods to ensure that your shares are represented and voted in accordance with your wishes. This will help us avoid the expense of sending follow-up letters to ensure that a quorum is represented at the annual meeting, and will assure that your vote is counted if you are unable to attend.

     On behalf of the Board of Directors, I thank you for your cooperation.

Sincerely,

William P. Foley, II
Chairman of the Board and
Chief Executive Officer

INFORMATION CONCERNING SOLICITATION AND VOTING
STOCKHOLDER PROPOSALS
NOMINEES FOR ELECTION — TERM EXPIRING 2006
NOMINEE FOR ELECTION — TERM EXPIRING 2005
DIRECTORS — TERM EXPIRING 2005
DIRECTORS — TERM EXPIRING 2004
EXECUTIVE OFFICERS
PRINCIPAL STOCKHOLDERS
SECURITY OWNERSHIP OF MANAGEMENT
SUMMARY COMPENSATION TABLE
FNIS OPTION GRANTS IN LAST FISCAL YEAR
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
PERFORMANCE GRAPH
INFORMATION CONCERNING AUDITORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
STOCKHOLDER PROPOSALS
AVAILABLE INFORMATION

FIDELITY NATIONAL FINANCIAL, INC.
17911 Von Karman Avenue
Irvine, California 92614

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Owners of Common Stock of Fidelity National Financial, Inc.

     The 2003 Annual Meeting of Stockholders of Fidelity National Financial, Inc. will be held on June 17, 2003 at 10:00 a.m., Pacific Daylight Time, at Fess Parker’s Double Tree Resort, 633 East Cabrillo Boulevard, Santa Barbara, California for the following purposes:

(1)	to elect four directors to serve for the next three years and one director to serve for the next two years, or until their successors are duly elected and qualified or until their earlier death, resignation or removal;

(2)	to approve a proposal to amend the Company’s Restated Certificate of Incorporation to increase the authorized shares of common stock from 150,000,000 to 250,000,000; and

(3)	to transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors set April 23, 2003 as the record date for the meeting. This means that owners of Fidelity National Financial, Inc. common stock at the close of business on that date are entitled to:

•	receive notice of the meeting; and

•	vote at the meeting and any adjournments or postponements of the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, even if you plan to attend the annual meeting in person, please read these proxy materials and cast your vote on the matter that will be presented at the meeting. You may vote your shares through the internet, by telephone, or by mailing the enclosed proxy card. Instructions for our registered stockholders are described under the question “How do I vote?” on page      of the proxy statement.

Sincerely,

Fernando Velez, Jr.
Corporate Secretary
Irvine, California
May [ ], 2003

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE (OR VOTE VIA TELEPHONE OR INTERNET) TO ASSURE REPRESENTATION OF YOUR SHARES.

FIDELITY NATIONAL FINANCIAL, INC.
17911 Von Karman Avenue
Irvine, California 92614

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed proxy is solicited by the Board of Directors of Fidelity National Financial, Inc. (the “Company” or “Fidelity”) for use at the Annual Meeting of Stockholders to be held June 17, 2003 at 10:00 a.m., Pacific Daylight Time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The meeting will be held at Fess Parker’s Double Tree Resort, 633 East Cabrillo Boulevard, Santa Barbara, California.

     It is anticipated that such proxy, together with this proxy statement, will be first mailed on or about May [ ], 2003 to all stockholders entitled to vote at the meeting.

     The Company’s principal executive offices are located at 17911 Von Karman Avenue, Irvine, California 92614, and its telephone number at that address is (949) 622-4333.

Questions and Answers about Voting

     Your shares can be voted at the annual meeting only if you vote by proxy or if you are present and vote in person. Even if you expect to attend the annual meeting, please vote by proxy to assure that your shares will be represented.

Q:	Who is entitled to vote?

A:	All record holders of Fidelity common stock as of the close of business on April 23, 2003 are entitled to vote. On that day, approximately 110,199,498 shares were issued and outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the annual meeting.

Q:	What shares are covered by the proxy card?

A:	The proxy card covers all shares held by you of record (i.e., registered in your name), including those held in Fidelity’s employee 401(k) plan and Employee Stock Purchase Plan.

Q:	What if I am a beneficial holder rather than an owner of record?

A:	If you hold your shares through a broker, bank, or other nominee, you will receive separate instructions from the nominee describing how to vote your shares.

Q:	How do I vote?

A:	There are three ways to vote, other than by attending the annual meeting and voting in person:

•	by mail, using the enclosed proxy card and return envelope;

•	by telephone, using the telephone number printed on the proxy card and following the instructions on the proxy card; or

•	by internet, using a unique password printed on your proxy card and following the instructions on the proxy card.

Q:	What does it mean to vote by proxy?

A:	It means that you give someone else the right to vote your shares in accordance with your instructions. In this case, we are asking you to give your proxy to our Chief Executive Officer and Chairman of the Board and to our Vice-Chairman of the Board, who are sometimes referred to as the “proxy holders.” By giving your proxy to the proxy holders, you assure that your vote will be counted even if you are unable to attend the annual meeting. If you give your proxy but do not include specific instructions on how to vote, the proxy holders will vote your shares for the election of the Board’s nominees.

Q:	On what am I voting?

A:	There are two items on the agenda: (1) election of five directors and (2) approval of an increase in the number of authorized shares of common stock.

Q:	What happens if other matters are raised at the meeting?

A:	Although we are not aware of any matters to be presented at the annual meeting other than those contained in the Notice of Annual Meeting, if other matters are properly raised at the meeting in accordance with the procedures specified in Fidelity’s charter and bylaws, all proxies given to the proxy holders will be voted in accordance with their best judgment, unless you have indicated otherwise.

Q:	What if I submit a proxy and later change my mind?

A:	If you have submitted your proxy and later wish to revoke it, you may do so by doing one of the following: giving written notice to the Corporate Secretary; submitting another proxy bearing a later date (in any of the permitted forms); or casting a ballot in person at the annual meeting.

Q:	Who will count the votes?

A:	Fidelity’s transfer agent, Continental Stock Transfer & Trust, will serve as proxy tabulator and count the votes, and the results will be certified by the inspector of election.

Q:	How many votes must each proposal receive to be adopted?

A:	The following votes must be received:

•	For proposal one regarding the election of directors, the five people receiving the largest number of votes cast at the annual meeting will be elected as directors.

•	Proposal two, the approval of the amendment to the certificate of incorporation, must receive an affirmative vote from a majority of the outstanding shares entitled to vote on the proposal.

•	For any other matter, the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote would be required for approval.

Q:	What constitutes a quorum?

A:	A quorum is present if a majority of the outstanding shares of common stock entitled to vote is represented. Broker non-votes and abstentions will be counted for purposes of determining whether a quorum is present.

Q:	What are broker non-votes?

A:	Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the meeting. If that happens, the nominees may vote those shares only on matters deemed “routine” by The New York Stock Exchange, such as the election of directors and the adoption of the increase in the authorized shares of common stock. Nominees cannot vote on non-routine matters unless they receive voting instructions from beneficial holders, resulting in so-called ''broker non-votes.’’ Broker non-votes have no effect on the outcome of any of the matters specified in the Notice of Annual Meeting.

Q:	What effect does an abstention have?

A:	Abstentions or directions to withhold authority will not be included in vote totals and will not affect the outcome of the vote.

Q:	Who pays the cost of soliciting proxies?

A:	We pay the cost of the solicitation of proxies, including preparing and mailing the Notice of Annual Meeting of Stockholders, this proxy statement and the proxy card. Following the mailing of this proxy statement, directors, officers and employees of the Company may solicit proxies by telephone, facsimile transmission or other personal contact, for which services such persons will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians who are holders of record of shares of common stock will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by the Company for their charges and expenses in connection therewith at customary and reasonable rates. In addition, the Company has retained Morrow & Co. to assist in the solicitation of proxies for an estimated fee of $6,000 plus reimbursement of expenses.

Q:	How can I view a stockholder list?

A:	A complete list of stockholders entitled to vote at the annual meeting will be available at Fess Parker’s Double Tree Resort, 633 East Cabrillo Boulevard, Santa Barbara, California. For ten days prior to the meeting, you may access this list at Fidelity’s offices at 4050 Calle Real, Santa Barbara, California 93110 for examination during business hours for any purpose relating to the meeting.

STOCKHOLDER PROPOSALS

     This year we are presenting one proposal for a stockholder vote:

PROPOSAL ONE - Election of Directors

     At the annual meeting, four directors are proposed for election for a three-year term expiring in 2006 and one director is proposed for a two-year term expiring in 2005. The Board has nominated the following persons for election, all of whom are current directors:

Terry N. Christensen John F. Farrell, Jr. Philip G. Heasley Daniel D. (Ron) Lane J. Thomas Talbot

Questions and Answers About Proposal One

Q:  Who are the nominees?

A:  Information regarding each of the nominees follows on page      .

Q:  How many directors are on Fidelity’s Board?

A:  Fidelity’s Board of Directors currently consists of 12 members and is divided into three classes. Each year, the directors in one of the three classes are elected to serve a three-year term. This year, an additional director was appointed by the Board and is filling a vacancy in another class.

Q:  How many votes do the directors need to be elected?

A:  In accordance with our bylaws and applicable law, each director will be elected by a plurality of the votes cast at the meeting. In other words, the five nominees receiving the most votes will be elected as directors of the Company.

Q:  What happens if I return my proxy without marking the ballot for directors?

A:  Unless otherwise, instructed, the proxy holders will vote the proxies received by them for Messrs. Christensen, Farrell, Heasley, Lane and Talbot.

Q:  What happens if I vote for one of the nominees and he cannot serve as a director?

A:  In the event that a nominee of the Board is unable or declines to serve as a director at the time of the meeting, proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected any nominee will be unable or will decline to serve as a director.

Q:  How long will the nominees be directors if they are elected?

A:  If Messrs. Farrell, Heasley, Lane and Talbot are elected, they will continue in office for a three-year term, and if Mr. Christensen is elected, he will continue in office for a two-year term. The directors will also continue in office until their successors have been elected or until their earlier death, resignation or retirement.

Q:  How does the Board recommend I vote?

A:  The Board of Directors recommends a vote “FOR” the above nominees.

PROPOSAL TWO - Amendment to Restated Certificate of Incorporation

     At the annual meeting, we are asking our stockholders to approve the following resolution amending our Restated Certificate of Incorporation:

RESOLVED, that Article FOURTH, paragraph (a) of the Restated Certificate of Incorporation be amended to read, in its entirety, as follows:

(a) General. The aggregate number of shares that the Corporation is authorized to issue is 253,000,000 shares, of which 3,000,000 shall be shares of preferred stock, $.0001 par value per share (the “Preferred Stock”) and 250,000,000 shall be shares of common stock, $.0001 par value per share (the “Common Stock”).

Questions and Answers About Proposal Two

Q:  What is being changed by the requested amendment?

A:  Under the proposed amendment, the number of shares of common stock that Fidelity is authorized to issue will be increased from 150,000,000 to 250,000,000 shares.

Q:  Why is the Board of Directors proposing to increase the authorized number of shares of common stock?

A:  At the close of business on April 23, 2003 there were 110,199,498 shares of common stock outstanding. The acquisition of Alltel Information Services, Inc. on April 1, 2003, resulted in the issuance of 8.150 million shares of common stock and the 25% stock dividend payable on June 16, 2003 will reduce substantially the number of shares available for issuance. In addition, as of such date, 9,478,818 shares of common stock were subject to awards outstanding under the 1987 Stock Option Plan, the 1991 Stock Option Plan, the 1993 Stock Option Plan, the 1998 Stock Incentive Plan, the 2001 Stock Incentive Plan, the FNF Capital Plan and under options assured in the Chicago Title acquisition (collectively, the “Stock Plans”). Therefore, we currently have available only 30,321,684 authorized but unissued shares of common stock. After the 25% stock dividend, we will have available less than 800,000 authorized but unissued shares of common stock.

If this proposal is approved and effected, Fidelity will have available 100,000,000 additional authorized but unissued and unreserved shares of common stock. The additional shares of common stock will enhance Fidelity’s flexibility in connection with possible future actions including, future public or private offerings, acquisitions of other businesses or properties, possible stock splits or stock dividends. We have no current plans for the issuance of any shares of common stock, except pursuant to the Stock Plans.

Fidelity has not proposed the increase in the authorized number of shares with the intention of using the additional shares for anti-takeover purposes, although Fidelity could theoretically use the additional shares to make it more difficult or to discourage an attempt to acquire control of Fidelity. As of this date, Fidelity is unaware of any pending or threatened efforts to acquire control of Fidelity.

Q:  What would be the effect of the increase in authorized shares on Fidelity’s stockholders?

A:  None. The increase will merely make more shares available for issuance, and this will of itself have no effect on Fidelity’s stockholders. We have no current plans to issue shares of common stock, other than pursuant to the Stock Plans.

Q:  If the amendment is approved, how would the newly authorized shares be issuable?

A:  If our stockholders approve the proposed amendment, the additional authorized but unissued and unreserved shares of common stock will be issuable, without any further authorization by the stockholders (unless required by law or by the rules of the New York Stock Exchange), on such terms and for such consideration as may be determined by the Board of Directors. Fidelity’s stockholders are not entitled to preemptive or other rights to subscribe for shares of common stock that may be issued in the future. If applicable law or regulation does not require stockholder approval as a condition to the issuance of shares in any particular transaction, it is expected that such approval will not be sought.

Q:  How many votes are needed to approve the amendment?

A:  The affirmative vote of a majority of the outstanding shares of common stock entitled to vote is required for approval of this proposal.

Q:  How does the Board of Directors recommend I vote?

A:  The Board of Directors recommends that you vote FOR Proposal 2.

     The following section of the proxy statement describes the principal occupation and certain other information about the director nominees and other directors whose terms of office continue after the annual meeting.

NOMINEES FOR ELECTION — TERM EXPIRING 2006

Name	Occupation	Age	Director Since

John F. Farrell, Jr.	Chairman – Automatic Service Company New York, New York	65	2000

Philip G. Heasley	Chairman and Chief Executive Officer First USA Bank Wilmington, Delaware	53	2000

Daniel D. (Ron) Lane	Chairman and Chief Executive Officer Lane/Kuhn Pacific, Inc. Newport Beach, California	68	1989

J. Thomas Talbot	Owner – The Talbot Company Newport Beach, California	67	1990

John F. Farrell, Jr.

     Mr. Farrell is Chairman of Automatic Service Company and has been since 1997. From 1985 through 1994 he was Chairman and Chief Executive Officer of North American Mortgage Company. Mr. Farrell

was Chairman of Integrated Acquisition Corporation from 1984 through 1989. He was a partner with Oppenheimer and Company from 1972 through 1981.

Philip G. Heasley

     Mr. Heasley is Chairman and Chief Executive Officer of First USA Bank, the credit card subsidiary of Bank One. Prior to joining First USA, Mr. Heasley spent 13 years in executive positions at U.S. Bancorp, including six years as Vice Chairman and the last two years as President and Chief Operating Officer. Before joining U.S. Bancorp Mr. Heasley spent 13 years at Citicorp, including three years as President and Chief Operating Officer of Diners Club, Inc. Mr. Heasley currently serves as Chairman of the Board of Visa USA and served on the Board of Directors of Visa International.

Daniel D. (Ron) Lane

     Since February 1983, Mr. Lane has been a principal, Chairman and Chief Executive Officer of Lane/Kuhn Pacific, Inc., a corporation that comprises several community development and home building partnerships, all of which are headquarted in Newport Beach, California. He is Vice Chairman of the Board of Directors of CKE Restaurants, Inc. Mr. Lane also serves on the Board of Directors of Metalclad Corporation and is active on the Board of Trustees of the University of Southern California.

J. Thomas Talbot

     For more than five years, Mr. Talbot has been the owner of The Talbot Company, an investment and asset management company. From 1989 until 1992, Mr. Talbot was a Chairman and Chief Executive Officer of HAL, Inc. and Hawaiian Airlines. He was founder of Air California (sold to Alaska Airlines), Southwest Airlines, and Chairman of Jet America Airlines from 1981 until 1988 when it was sold to Alaska Air Group. He currently serves on the Boards of Directors of California Coastal Communities, Inc., (formerly Koll Real Estate Group) and The Hallwood Group, Inc.

NOMINEE FOR ELECTION — TERM EXPIRING 2005

Name	Occupation	Age	Director Since

Terry N. Christensen	Managing Partner at Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP Los Angeles, California	62	2002

Terry N. Christensen

     Mr. Christensen has been the managing partner of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP since 1988. Prior to forming the law firm, Mr. Christensen was a Consultant and then the President of Tracinda Corporation. Mr. Christensen also serves on the Board of Directors of MGM MIRAGE, Inc., Checkers Drive-In Restaurants, Inc. and GIANT GROUP, LTD.

DIRECTORS — TERM EXPIRING 2005

			Director
Name	Occupation	Age	Since

William P. Foley, II	Chairman of the Board and Chief Executive Officer Fidelity National Financial, Inc. Irvine, California	57	1984

Frank P. Willey	Vice Chairman of the Board Fidelity National Financial, Inc. Irvine, California	49	1984

Patrick F. Stone	Chief Executive Officer Fidelity National Information Solutions, Inc. Santa Barbara, California	55	2002

William P. Foley, II

     Mr. Foley is our Chairman of the Board and Chief Executive Officer, and has been since its formation in 1984. Mr. Foley was President of Fidelity from its formation in 1984 until December 31, 1994. Mr. Foley is also currently serving as Chairman of the Board of Fidelity National Information Solutions, Inc. (“FNIS”) and CKE Restaurants, Inc.

Frank P. Willey

     Mr. Willey is our Vice Chairman of the Board. He has been a director since the formation of Fidelity in 1984, and served as its President from January 1, 1995 through March 20, 2000. He served as an Executive Vice President and General Counsel of Fidelity from its formation until December 31, 1994. He has served in various capacities with subsidiaries and affiliates of Fidelity since joining it in 1984. Mr. Willey also serves on the Board of Directors of CKE Restaurants, Inc.

Patrick F. Stone

     Mr. Stone is Chief Executive Officer of FNIS. Mr. Stone was the President of Fidelity until December 31, 2002. He served as President and Chief Operating Officer of Fidelity from March 25, 1997 to January 1, 2002. From May 1995 through March 1997 he was an Executive Vice President of Fidelity and President of Fidelity National Title Insurance Company and four other Fidelity underwriters. From February 1989 to May 1995 he was President of Fidelity National Title Company of Oregon. Mr. Stone also currently serves on the Board of Directors of FNIS and iLumin Corporation.

DIRECTORS — TERM EXPIRING 2004

			Director
Name	Occupation	Age	Since

William A. Imparato	Managing Member Tri-Vista Partners Scottsdale, Arizona	56	1986

Donald M. Koll	Chairman of the Board and Chief Executive Officer The Koll Company Newport Beach, California	70	1995

General William Lyon	Chairman of the Board and Chief Executive Officer William Lyon Homes, Inc. Newport Beach, California	79	1998

Cary H. Thompson	Senior Managing Director Bear Stearns & Co., Inc. Los Angeles, California	46	1992

William A. Imparato

     Mr. Imparato is currently a Partner in Beus Gilbert PLLC and the Managing Member of Tri-Vista Partners, LLC. From June 1990 to December 1993 Mr. Imparato was President of the Company’s wholly-owned real estate subsidiary Manchester Development Corporation. From July 1980 to March 2000 he was a partner in Park West Development Company, a real estate development firm headquartered in Phoenix, Arizona. In March 2000, Mr. Imparato started a new real estate development firm, Tri-Vista Partners LLC, headquartered in Scottsdale, Arizona.

Donald M. Koll

     Mr. Koll is Chairman of the Board and Chief Executive Officer of The Koll Company and has been since its formation on March 26, 1962.

General William Lyon

     General Lyon is Chairman of the Board and Chief Executive Officer of William Lyon Homes, Inc. and affiliated companies which are headquartered in Newport Beach, California. In 1989, General Lyon formed Air/Lyon, Inc., which included Elsinore Service Corp. and Martin Aviation at John Wayne Airport. He has been Chairman of the Board of The William Lyon Company since 1985.

Cary H. Thompson

     Mr. Thompson is currently a Senior Managing Director with Bear Stearns & Co. Inc. From 1996 to 1999, Mr. Thompson was a director and Chief Executive Officer of Aames Financial Corporation. Mr. Thompson was a managing director of Nat West Markets from May 1994 to June 1996. Mr. Thompson was Managing Director and managed the West Coast Financial Institutions Group for Oppenheimer and Co., Inc. Mr. Thompson also serves on the Board of Directors of Aames Financial Corporation, SonicWALL, Inc. and Fidelity National Information Solutions, Inc.

Board Meetings and Committees

     The Board of Directors has established an Audit Committee, Compensation Committees, an Executive Committee and a Nominating Committee. The Board of Directors has determined that the members of the Audit Committee are independent, as that term is defined in Section 5303.01(B)(2)(a) and (3) of The New York Stock Exchange listing standards. The New York Stock Exchange has proposed rules with respect to the determination of director independence. In accordance with these proposed rules, a director must be determined to have no material relationship with the Company other than as a director. The proposed rules specify the criteria by which the independence of directors is to be determined, including strict guidelines for directors and their immediate families with respect to past employment or affiliation with the Company or its independent auditor. The proposed rules also prohibit Audit Committee members from any direct or indirect financial relationship with the Company (other than in their capacity as directors and Audit Committee members), and restrict both commercial and not-for-profit relationships of all directors with the Company.

     The Compensation and Nominating Committees are composed entirely of independent directors. The New York Stock Exchange has proposed rules regarding the independence of members on the Compensation and Nominating Committees which are not yet in effect. While the Company cannot be certain until final rules are adopted, the Company believes that the members of its Compensation and Nominating Committees are independent within the meaning of the proposed rules and, in any case, those directors are not employees of the Company.

     In 2002, the Board of Directors held seven meetings and committees of the Board held a total of 11 meetings. Each director attended more than 75% of the aggregate of all meetings of the Board of Directors and the committees on which they served, except for Mr. Koll.

Name of Committee
and Members	Responsibilities		Meetings Held

Audit	•	The appointment, compensation and oversight of the Company’s independent auditors.	6

J. Thomas Talbot William A. Imparato John F. Farrell, Jr.	•	The oversight of the integrity of the Company’s financial statements and the Company’s compliance with legal and regulatory requirements.

	•	Discussing the annual audited financial statements and quarterly financial statements with management and the independent auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

	•	Establishing procedures for receiving, processing and retaining complaints (including anonymous complaints) received by the Company concerning accounting controls or auditing issues.

	•	Engaging independent advisers, such as legal counsel and accounting advisers, to assist the Audit Committee in meeting its obligations.

	•	Approving any significant non-audit relationship with the Company’s independent auditors.

	•	Discussing earnings press releases and financial information and earning guidance provided to analysts and rating agencies.

Name of Committee
and Members	Responsibilities		Meetings Held

	•	Discussing policies with respect to risk assessment and risk management.

	•	Meeting, separately and periodically, with management, internal auditors and independent auditors.

	•	Producing, at least annually, a report evaluating the performance of the Audit Committee.

	•	Producing an annual report for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations.

Compensation	•	Discharging the Board’s responsibilities relating to compensation of the Company’s executives.	4

Cary H. Thompson Daniel D. (Ron) Lane J. Thomas Talbot	•	Reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and set the Chief Executive Officer’s compensation level based on this evaluation.

	•	Recommendations to the Board with respect to incentive-compensation plans and equity-based plans.

	•	Evaluating, at least annually, the performance of the Compensation Committee.

	•	Producing an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations.

Executive William P. Foley, II J. Thomas Talbot Philip G. Heasley Cary H. Thompson	•	May invoke all of the power and authority of the Board in the management of the Company delegated to it by the Board except those powers that by law cannot be delegated.	0

Nominating William A. Imparato General William Lyon	•	Identifying individuals qualified to become Board members, and selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders.	1

	•	Developing and recommending to the Board a set of corporate governance principles applicable to the Company.

	•	Adopting, revising and overseeing the Board’s criteria for selecting new directors.

	•	Overseeing the evaluation of the Board and management.

	•	Evaluating, at least annually, the performance of the Nominating Committee.

	•	Considering nominees recommended by the stockholders.

	•	Producing an annual report for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations.

	•	Accept and consider nominees proposed by stockholders.

Director Compensation

     Directors who are also officers of Fidelity do not receive any compensation for acting as directors, except for reimbursement of reasonable expenses, if any, incurred in attending Board meetings.

     Directors who are not also employees of Fidelity receive:

•	an annual retainer of $30,000,

•	$2,500 for each Board meeting attended,

•	an annual retainer of $5,000 for service on a committee (the committee chairman receives $7,500),

•	$1,500 for each committee meeting attended, and

•	expenses of attending Board and committee meetings.

EXECUTIVE OFFICERS

     The executive officers of the Company as of the date of this Proxy Statement are set forth in the table below. Certain biographical information with respect to those executive officers who do not also serve as directors follows the table. Mr. Foley’s biographical information is on page      of this Proxy Statement.

			Employed
Name	Occupation	Age	Since

William P. Foley, II	Chairman of the Board and Chief Executive Officer	57	1984
Raymond R. Quirk	President	56	1985
Ernest D. Smith	Co-Chief Operating Officer and Executive Vice President	53	1987
Ronald R. Maudsley	Co-Chief Operating Officer and Executive Vice President	51	1988
Christopher Abbinante	Co-Chief Operating Officer and Executive Vice President	53	2000

Raymond R. Quirk

     Mr. Quirk became the President of the Company in January 2003. Prior to his position as President, he was the Co-Chief Operating Officer with direct and agency operation responsibilities for Northern California, Oregon, Washington, Hawaii, Texas and Southeast portion of the United States and has held various other positions with the Company since 1985.

Ernest D. Smith

     Mr. Smith is an Executive Vice President and the Co-Chief Operating Officer of the Company and has been since January 2002. He has served as an Executive Vice President of the Company since 1995. He joined Fidelity National Title Insurance Company in 1987 as President of its San Francisco Division.

Ronald R. Maudsley

     Mr. Maudsley is an Executive Vice President and the Co-Chief Operating Officer of the Company and has been since January 2002. He served as Vice President and Regional Manager of Fidelity National Title Insurance Company since October 1988.

Christopher Abbinante

     Mr. Abbinante is an Executive Vice President and the Co-Chief Operating Officer of the Company and has been since January 2002 to present. He joined the Company in 2000 after the acquisition of Chicago Title Corporation. Prior to joining the Company, he served as Senior Vice President of Chicago Title Insurance Company from 1976 to 2000.

PRINCIPAL STOCKHOLDERS

     As of May 1, 2003, based upon filings with the Securities and Exchange Commission, there is no person known to the Company to be the beneficial owner of more than 5% of the Company’s common stock other than as set forth below and in the “Security Ownership of Management” table below.

	Number of Shares	Percent of Class
Name	Beneficially Owned	Owned

ALLTEL Corporation(1)	8,150,322 (1)	7.40%
4001 Rodney Parham
Little Rock, AK 72212

(1)	In a Schedule 13G filed with the Commission on April 8, 2003, ALLTEL Corporation reported that it had the sole power to vote and dispose of these 8,150,322 shares of common stock. The percentage of outstanding shares is based upon the outstanding shares as of May 1, 2003.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership as of May 1, 2003, of the common stock of the Company by each director who owns shares, by the director nominees, all executive officers named in the Summary Compensation Table, and all directors and executive officers as a group. The information as to beneficial stock ownership is based on data furnished by the persons concerning whom such information is given. The address of all officers and directors is 4050 Calle Real, Santa Barbara CA 93110.

	Number of		Number of		Percent of
Name and Address	Shares Owned		Options(1)	Total	Total

William P. Foley, II	3,415,939	(2)	2,422,911	5,858,829	5.20%
Frank P. Willey	586,700		524,412	1,111,112	1.00%
John F. Farrell, Jr.	1,000		19,926	20,926	*
Terry N. Christensen	0		0	0	*
Philip G. Heasley	3,190		4,033	7,223	*
William A. Imparato	6,252		51,701	57,953	*
Donald M. Koll	0		88,303	88,303	*
Daniel D. (Ron) Lane	97,435		15,401	112,836	*
General William Lyon	12,180		61,683	73,863	*
J. Thomas Talbot	33,151		15,401	48,552	*
Cary H. Thompson	2,653		7,700	10,353	*
Patrick F. Stone	22,086		42,667	64,753	*
Christopher Abbinante	12,536		68,749	81,285	*
Ronald Maudsley	3,153		49,499	52,652	*
Raymond R. Quirk	61,278		258,149	319,427	*
Ernest D. Smith	1,954	(3)	35,716	37,670	*
All directors and officers (19 persons)	4,315,619		4,009,613	8,390,016	7.35%

*	Represents less than 1% of the Company’s common stock.

(1)	Represents shares subject to stock options that are exercisable on May 1, 2003 or become exercisable within 60 days of May 1, 2003.

(2)	Included in this amount are 1,710,443 shares held by Folco Development Corporation, of which Mr. Foley and his spouse are the sole stockholders, and 380,380 shares held by Foley Family Charitable Foundation.

(4)	Included in this amount are 300 shares held by Mr. Smith’s spouse.

EXECUTIVE COMPENSATION

     The following Summary Compensation Table shows compensation paid by the Company and its subsidiaries to the named executive officers of the Company for all services in all capacities during the years indicated.

SUMMARY COMPENSATION TABLE

						Long-Term
			Annual Compensation			Compensation

						Securities	All
					Other Annual	Underlying	Other
	Fiscal		Salary	Bonus	Compensation	Options	Compensation
Name and Title	Year		($)(1)	($)(2)	($)(3)	(#)(4)(5)	($)(6)

William P. Foley, II	2002		950,016	2,850,000	104,071	221,000	146,643
Chairman, Chief	2001		950,016	2,850,000	98,023	387,200	83,982
Executive Officer	2000		877,096	2,251,665	78,492	568,271	72,441
Patrick F. Stone	2002	(7)	375,000	1,125,000	—	71,000	30,828
President	2001		750,000	2,250,000	—	90,750	53,000
(until December 31, 2002)	2000		697,921	1,773,630	—	277,002	31,323
Raymond R. Quirk	2002		418,764	837,500	—	73,500	23,019
President	2001		400,008	800,000	—	86,638	20,054
(since January 1, 2003)	2000		383,340	632,046	—	120,826	13,802
Ronald R. Maudsley	2002		418,764	837,500	—	63,500	32,766
Executive Vice President,	2001		400,008	800,000	—	184,969	27,399
Co-Chief Operating Officer	2000		383,340	632,046	—	151,843	24,964
Christopher Abbinante	2002		418,764	837,500	—	52,500	23,600
Executive Vice President,	2001		378,749	800,000	—	48,400	8,406
Co-Chief Operating Officer	2000	(8)	241,385	1,078,099	—	102,849	2,304
Ernest D. Smith	2002		418,764	837,500	—	63,500	37,616
Executive Vice President;	2001		400,008	800,000	—	63,211	35,797
Co-Chief Operating Officer	2000		383,340	632,046	—	137,527	25,482

(1)	Amounts shown for the indicated fiscal year include amounts deferred at the election of the named executive officer pursuant to the Company’s 401(k) plan.

(2)	Bonuses were awarded during the year following the year to which the bonuses relate, based on an evaluation by the Compensation Committee of the Board of Directors. Amounts shown for the indicated fiscal year include cash bonus amounts earned in the indicated fiscal year and deferred at the election of the named executive officer and utilized to reduce the exercise price of stock options granted to such officer during the subsequent fiscal pursuant to the 1991 and 2001 Stock Option Plans. Bonus amounts applied to reduce the exercise price of stock option grants awarded and included in this column for 2002, 2001 and 2000, the most recent three years for which the options were granted, are as follows: (i) Mr. Foley: $75,000 - 2002 bonus, $75,000 - 2001 bonus, and $100,000 - 2000 bonus; (ii) Mr. Stone: $75,000 - 2002 bonus, $75,000 - 2001 bonus, and no bonus deferred in 2000; (iii) Mr. Quirk: $75,000 - 2002 bonus, $75,000 - 2001 bonus, and $158,012 - 2000 bonus; (iv) Mr. Maudsley: no bonus deferred in 2002, $75,000 - 2001 bonus, and $564,342 - 2000 bonus; (v) Mr. Abbinante: no bonus deferred in 2002, 2001 or 2000; and (vi) Mr. Smith: $75,000 - 2002 bonus, $75,000 - 2001 bonus, and no bonus deferred in 2000. In addition, during 2002, 2001 and 2000 bonus amounts were deferred at the election of the named executive officer and applied to the Company’s Executive Compensation Program in the following amounts: (i) Mr. Foley: $500,000 - 2002, $555,000- 2001, and $430,333 - 2000; (ii) Mr. Stone: no bonus deferred in 2002, 2001 or 2000; (iii) Mr. Quirk: no bonus deferred in 2002, 2001 or 2000; (iv) Mr. Maudsley: $207,250 - 2002, $178,750 - 2001, and $66,272 - 2000; (v) Mr. Abbinante: no bonus deferred in 2002 and 2001, $136,603 - 2000; and (vi) Mr. Smith: $146,500 - 2002, $140,200 - 2001, and $130,002 - 2000.

(3)	Amounts shown for Mr. Foley included the cost of a (i) a Company provided automobile of $9,000 in 2002, 2001 and 2000, respectively; (ii) tax and financial planning advice provided by third parties to Mr. Foley and Folco Development Corporation - $57,572 in 2002, $61,539 in 2001, and $24,000 in 2000; and (iii) personal use of Company assets by Mr. Foley and Folco Development Corporation - $57,542 in 2002, $27,484 in 2001, and $45,492 in 2000.

(4)	The number of securities underlying options has been adjusted to reflect all dividends and stock splits.

(5)	Amounts shown are options to purchase common stock of Fidelity. These officers also received stock options from Fidelity’s majority owned subsidiaries Fidelity National Information Solutions, Inc. (Nasdaq: FNIS) and Micro General Corporation (Nasdaq: MGEN), which was merged with FNIS on July 9, 2002. The following officers were awarded options to purchase common stock of FNIS in 2002, 2001 and 2000 (including MGEN options converted to FNIS options as a result of the merger): Mr. Foley - 150,000 options in 2002, 1,000,000 options in 2001, and 76,560 options in 2000; Mr. Stone - 400,000 options in 2002, 400,000 options in 2001, and no options granted in 2000; Mr. Quirk - no options granted in 2002, 44,140 options granted in 2001, and no options granted in 2000; Mr. Maudsley - no options granted in 2002, 44,140 options granted in 2001, and no options granted in 2000; Mr. Abbinante - no options granted in 2002, 44,140 options granted in 2001, and no options granted in 2000, and; Mr. Smith - 10,000 options granted in 2002, 79,140 options granted in 2001 and no options granted in 2000.

(6)	Amounts shown for fiscal 2002 consist of the following: (i) Mr. Foley: Company contribution to 401(k) Plan - $5,500, Company paid life insurance premiums - $69,892 and Company contribution to Employee Stock Purchase Program - $71,251; (ii) Mr. Stone: Company contribution to 401(k) Plan - $2,750, Company paid life insurance premiums - $1,447 and Company contribution to Employee Stock Purchase Program - $26,631; (iii) Mr. Quirk: no Company contribution to 401(k) Plan, Company paid life insurance premiums - $3,019 and Company contribution to Employee Stock Purchase Program - $20,000; (iv) Mr. Maudsley: no Company contribution to 401(k) Plan, Company paid life insurance premiums - $2,765 and Company contribution to Employee Stock Purchase Program - $30,001; (v) Mr. Abbinante: Company contribution to 401(k) Plan - $5,500, Company paid life insurance premiums - $1,615 and Company contribution to Employee Stock Purchase Program - $16,485; and (vi) Mr. Smith: Company contribution to 401(k) Plan - $6,000, Company paid life insurance premiums - $1,615 and Company contribution to Employee Stock Purchase Program - $30,001.

(7)	Mr. Stone also received payments from Fidelity’s majority-owned subsidiary FNIS for services rendered as Chief Executive Officer during 2002, in the following amounts: salary - $375,000; bonus - $1,125,000; Other annual compensation: $15,955; and all other compensation - $30,828.

(8)	Amounts for Mr. Abbinante for 2000 include the period from March 20, 2000 to December 31, 2000.

Certain Relationships and Related Transactions

     The Board of Directors adopted an Employee Stock Purchase Loan Program and a Director Stock Purchase Loan Program. The Employee Stock Purchase Loan Program authorized an aggregate amount of $7,900,000 to make loans to key employees to purchase shares of the Company’s common stock through open market purchases or in privately negotiated transactions. The Director Stock Purchase Loan Program authorized an aggregate amount of $750,000 to make loans to outside directors to purchase shares of the Company’s common stock through open market purchases or in privately negotiated transactions. The loans are at an interest rate of 5% per annum for a term of five years immediately callable in the event of termination of employment or resignation as a director, as the case may be.

     Since the beginning of 2002, each of the following named executive officers participated in the Employee Stock Purchase Loan Program, and the highest aggregate indebtedness to the Company for each participant was as follows: Mr. Foley — $3,537,500; Mr. Stone — $586,668; Mr. Quirk — $351,724. All of these loans have been fully repaid and, in accordance with the Sarbanes-Oxley Act prohibition of making personal loans to executive officers, participation on the program has been limited to non-executive officers.

     Since the beginning of 2002, the following directors participated in the Director Stock Purchase Loan Program and the highest aggregate indebtedness to the Company for each participant in 2002 was as follows: William A. Imparato — $176,875; Donald M. Koll — $179,489; Daniel D. (Ron) Lane —

$176,875; General William Lyon — $176,958 and J. Thomas Talbot — $176,250. All of these loans have been fully repaid and, in accordance with the Sarbanes-Oxley Act prohibition of making personal loans to directors, the program has been terminated.

     Mr. Thompson is a Senior Managing Director with Bear Stearns & Co. Inc. During 2002, Bear Stearns provided investment advisory and brokerage services to the Company, including as co-manager of the Fidelity $250 million debt placement in March 2003, for which Bear Stearns received fees in the amount of approximately $400,000. Bear Stearns also acted as investment advisor to Fidelity’s majority owned subsidiary, FNIS, during its acquisition of Eastern Financial Systems, Inc., for which Bear Stearns received fees in the amount of approximately $750,000. In the opinion of management, the terms of these transactions were fair to Fidelity and substantially the same as could have been obtained in transactions with unaffiliated parties.

     Mr. Christensen is the managing partner of the law firm Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP. During 2002, Christensen Miller represented the Company and its subsidiaries in various lawsuits. The total fees received by Christensen Miller during 2002 were approximately $1,400,000. In the opinion of management, the terms of these transactions were fair to Fidelity and substantially the same as could have been obtained in transactions with unaffiliated parties.

Option Grants

     The following table provides information as to options of common stock granted to the named individuals during 2002 pursuant to the Company’s 1998 Stock Incentive Plan and the Amended and Restated 2001 Stock Incentive Plan.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants

						Potential Realizable Value at
	Number Of					Assumed Annual Rates of
	Securities	Percentage of				Stock Price Appreciation
	Underlying	Total Options				for Option Term (3)
	Options	Granted to	Exercise or
	Granted	Employees in	Base Price		Expiration	5%	10%
Name	(#)	Fiscal Year	($/share)		Date	($)	($)

William P. Foley, II	100,000		33.20	(1)	12/23/12	2,091,600	5,278,800
	11,000		15.68	(2)	02/21/13	108,675	274,275
	110,000		22.50	(1)	02/21/12	1,559,250	3,935,250

	221,000	10.1%
Patrick F. Stone	5,000		33.20	(1)	12/23/12	104,580	263,940
	11,000		15.68	(2)	02/21/13	108,675	274,275
	55,000		22.50	(1)	02/21/12	779,625	1,967,625

	71,000	3.2%
Raymond R. Quirk	35,000		33.20	(1)	12/23/12	732,060	1,847,580
	11,000		15.68	(2)	02/21/13	108,675	274,275
	27,500		22.50	(1)	02/21/12	389,813	983,813

	73,500	3.4%
Ronald R. Maudsley	25,000		33.20	(1)	12/23/12	522,900	1,319,700
	11,000		15.68	(2)	02/21/13	108,675	274,275
	27,500		22.50	(1)	02/21/12	389,813	983,813

	63,500	2.9%
Christopher Abbinante	25,000		33.20	(1)	12/23/12	522,900	1,319,700

	Individual Grants

						Potential Realizable Value at
	Number Of					Assumed Annual Rates of
	Securities	Percentage of				Stock Price Appreciation
	Underlying	Total Options				for Option Term (3)
	Options	Granted to	Exercise or
	Granted	Employees in	Base Price		Expiration	5%	10%
Name	(#)	Fiscal Year	($/share)		Date	($)	($)

	27,500		22.50	(1)	02/21/12	389,813	983,813

	52,500	2.4%
Ernest D. Smith	25,000		33.20	(1)	12/23/12	522,900	1,319,700
	11,000		15.68	(2)	02/21/13	108,675	274,275
	27,500		22.50	(1)	02/21/12	389,813	983,813

	63,500	2.9%

(1)	The fair market value of the Company’s common stock on the date of grant.

(2)	The options granted under the Amended and Restated 2001 Stock Incentive Plan were granted to key employees of the Company at an exercise price of $22.50, the fair market value of the Company’s common stock on the date of grant. The executive officer applied his deferred bonus amount to reduce the exercise price to $15.68 per share. (See note (2) of Summary Compensation Table). Unless sooner exercised, the exercise price of these options will decrease approximately $0.48 per year through 2007, and $0.31 per year from 2008 through 2013, at which time the exercise price will be $11.45.

(3)	These are assumed rates of appreciation, and are not intended to forecast future appreciation of the Company’s common stock.

FNIS OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information as to options of common stock of Fidelity National Information Services, Inc. (FNIS) and Micro General Corporation, Inc. (MGEN), which was merged with FNIS on July 9, 2002, granted to the named individuals during 2002 pursuant to the FNIS’s 2001 Stock Incentive Plan.

	Individual Grants

						Potential Realizable Value at
						Assumed Annual Rates of
						Stock Price Appreciation
	Number Of					for Option Term (2)
	Securities	Percentage of
	Underlying	Total Options	Exercise
	Options	Granted to	or
	Granted	Employees in	Base Price		Expiration	5%	10%
Name	(#)	Fiscal Year	($/share)		Date	($)	($)

	3,433 (3)		9.61	(3)	11/17/09	20,794	52,605
	76,560 (3)		23.17	(3)	1/11/10	1,117,366	2,826,656
William P. Foley II	100,000		$16.81	(1)	09/24/12	1,059,030	2,672,790
	50,000		17.51	(1)	12/23/12	551,565	1,392,045

	229,993	8.7%
	22,405 (3)		9.61	(3)	11/17/09	135,473	343,316
Patrick F. Stone	100,000		$16.81	(1)	09/24/12	1,059,030	2,672,790
	300,000		$17.51	(1)	12/23/12	3,309,390	8,352,270

	422,405	15.5%
Ernest D. Smith	10,000	0.6%	$16.81	(1)	09/24/12	105,903	267,279

(1)	The fair market value of FNIS common stock on the date of grant.

(2)	These are assumed rates of appreciation, and are not intended to forecast future appreciation of FNIS’s common stock.

(3)	On July 9, 2002, FNIS acquired 100% of the outstanding common stock of Micro General Corporation (NASDAQ:MGEN—“MGEN”). In connection with this transaction, FNIS issued options in exchange for the outstanding MGEN options. Amounts shown represent the FNIS options issued in the exchange.

Option Exercises and Fiscal Year-End Values

     The following table summarizes information regarding exercises of stock options by the named individuals during 2002 and unexercised options held by them as of December 31, 2002.

AGGREGATED STOCK OPTION EXERCISES
IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

			Number of	Value of Unexercised
			Unexercised Options	In-the-Money Options
	Shares		at December 31, 2002	at December 31, 2002
	Acquired on	Value	(#)	($)
	Exercise	Realized	Exercisable/	Exercisable/
Name	(#)	($)	Unexercisable	Unexercisable

William P. Foley II	223,868	5,682,743	2,632,389/ 173,333	53,776,388/ 757,530
Patrick F. Stone	252,475	3,919,713	191,357/ 41,666	2,578,055/ 378,760
Raymond R. Quirk	160,399	2,388,631	226,849/ 109,798	3,015,330/ 1,017,808
Ronald R. Maudsley	299,920	2,224,827	24,199/ 99,798	391,864/ 1,017,808
Christopher Abbinante	60,501	929,149	33,366/ 109,881	486,564/ 1,225,361
Ernest D. Smith	202,361	2,658,210	-/ 99,798	0/ 1,017,808

     In accordance with the rules of the Securities and Exchange Commission, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, the fair market value is deemed to be $32.83, the closing price of the common stock of Fidelity reported by the New York Stock Exchange on December 31, 2002.

FNIS Option Exercises and Fiscal Year-End Option Values

     The following table summarizes information regarding exercises of stock options of FNIS (including MGEN options) by the named individuals during 2002 and unexercised options held by them as of December 31, 2002.

AGGREGATE FNIS OPTION EXERCISE IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of	Value of Unexercised
			Unexercised Options	In-the-Money Options
	Shares		at December 31, 2002	at December 31, 2002
	Acquired on	Value	(#)	($)
	Exercise	Realized	Exercisable/	Exercisable/
Name	(#)	($)	Unexercisable	Unexercisable

William P. Foley, II	417,646	6,737,254	1,129,993/ 100,000	9,817,000/ 22,000
Patrick F. Stone	377,589	6,043,015	472,405/ 350,000	3,904,071/ 22,000
Raymond R. Quirk	13,117	250,173	8,334/ 22,688	84,503/ 178,371
Ronald R. Maudsley	13,117	257,776	8,334/ 22,688	84,503/ 178,371
Christopher Abbinante	5,785	81,328	15,667/ 22,688	158,863/ 178,371
Ernest D. Smith	41,452	819,246	6,668/ 41,020	30,671/ 294,998

     In accordance with the rules of the Securities and Exchange Commission, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, the fair market value is deemed to be $17.25, the closing price of the common stock of Fidelity National Information Solutions, Inc. reported by NASDAQ on December 31, 2002.

Employment Agreements

     The Company entered into a five-year employment agreement with its Chairman and Chief Executive Officer, Mr. Foley, effective March 22, 2001, replacing an existing agreement. Pursuant to his new agreement, his minimum annual base salary is $950,000. The agreement provides for additional incentive compensation in respect of each fiscal year ending during the term thereof in the form of an annual cash bonus as determined in accordance with the Annual Incentive Plan. Pursuant to the Annual Incentive Plan, the Compensation Committee has approved a formula that awards Mr. Foley for meeting specified performance levels, based on the Company’s return on equity, merger synergies related to the acquisition of Chicago Title Corporation and a specified operational goal. The agreement includes other compensation and executive fringe benefits. There is a change in control provision enabling Mr. Foley to terminate this agreement due to a change in control during the period commencing 60 days and expiring 365 days after such change in control. In the event of termination of the agreement for good reason (defined in the agreement as a change in control) or if Mr. Foley’s employment is terminated following a change of control, under certain circumstances he will receive (i) his salary through the date of termination, (ii) severance pay in an amount equal to his annual salary in effect as of the date of termination plus the total bonus paid or payable to him for the most recent calendar year multiplied by the greater number of years remaining in the term of employment, including partial years, or three years, (iii) immediate vesting of all options not vested at the date of termination, and (iv) maintenance of all benefit plans and programs for Mr. Foley for the greater of three years or the number of years (including partial years) remaining in the agreement. The agreement allows the Company to terminate Mr. Foley upon written notice without cause on terms specified in the agreement. Upon Mr. Foley’s death, his estate will receive a payment in the amount of the minimum annual base salary for the remainder of the agreement. Upon incapacity or disability for a continuous period of nine months, the Company may terminate the employment contract with Mr. Foley upon payment of an amount equal to his minimum annual base salary, without offset for the remainder of the agreement.

     The Company entered into a three-year employment agreement with Raymond R. Quirk, effective March 20, 2003. Pursuant to this agreement, Mr. Quirk’s minimum base salary is $600,000. His salary may be increased at the discretion of the Compensation Committee of the Board of Directors. Mr. Quirk’s annual bonus will be payable pursuant to the Annual Incentive Plan. The cash bonus payable to Mr. Quirk under the Annual Incentive Plan awards him for meeting specified performance levels based on the Company’s return on equity and specified operational goals. There is a change in control provision enabling Mr. Quirk to terminate this agreement due to a change in control during the period commencing 60 days and expiring 365 days after such change in control. In the event of termination of the agreement for good reason (defined in the agreement as a change in control) or if Mr. Quirk’s employment is terminated following a change in control under certain circumstances, he will receive (i) his minimum annual base salary through the date of termination, (ii) severance pay in an amount equal to his annual salary in effect as of the date of termination or the highest bonus paid or payable to him during the term of the agreement multiplied by the greater of the number of years (including partial years) remaining in the agreement or the number two, and (iii) maintenance of all benefit plans and programs for Mr. Quirk for the greater number of two years or the number of years (including partial years) remaining in the agreement.

     The Company entered into a three-year employment agreement with Ernest D. Smith effective March 20, 2003. Pursuant to the agreement, Mr. Smith’s base salary for fiscal 2003 is $600,000. His base salary may be increased at the discretion of the Compensation Committee of the Board of Directors. Mr. Smith’s annual bonus will be payable pursuant to the Annual Incentive Plan. The cash bonus payable to Mr. Smith under the Annual Incentive Plan awards him for meeting specified performance levels based on the Company’s return on equity and specified operational goals. There is a change in control provision enabling Mr. Smith to terminate this agreement due to a change in control during the period commencing

60 days and expiring 365 days after such change in control. In the event of termination of the agreement for good reason (defined in the agreement as a change in control) or if Mr. Smith’s employment is terminated following a change in control under certain circumstances, he will receive (i) his minimum annual base salary through the date of termination, (ii) severance pay in an amount equal to the greater of his annual salary in effect as of the date of termination or the highest bonus paid or payable to him during the term of the agreement multiplied by the greater of the number of years (including partial years) remaining in the agreement or the number two, and (iii) maintenance of all benefit plans and programs for Mr. Smith for the greater number of two years or the number of years (including partial years) remaining in the agreement.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee is currently composed of three independent directors including Messrs. Lane, Talbot and Thompson. During fiscal 2002, no member of the Compensation Committee was a former or current officer or employee of the Company or any of its subsidiaries. In addition, during that year, no executive officer of the Company served (i) as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on the Compensation Committee, or (ii) as a member of the compensation committee of another entity, one of whose executive officers served on the Board of Directors.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

General

     The Compensation Committee of the Board of Directors is responsible for establishing and administering the policies that govern executive compensation and benefit practices. The Compensation Committee evaluates the performance of the executive officers and determines their compensation levels, in terms of salary, annual bonus and related benefits, all subject to Board approval. The Compensation Committee has access to independent compensation data for use in assessing levels of compensation for officers of the Company.

Compensation Philosophy

     The Company’s executive compensation programs are designed to (i) provide levels of compensation that integrate pay and incentive plans with the Company’s strategic goals, so as to align the interests of executive management with the long-term interests of the stockholders; (ii) motivate Company executives to achieve the strategic business goals of the Company and to recognize their individual contributions; and (iii) provide compensation opportunities which are competitive to those offered by other national title insurance companies and other corporations similar in size and performance. Although the exact identity of the corporations surveyed varies, these generally include title companies and other corporations equal to or larger than the Company. The Compensation Committee believes that the components of executive compensation should include base salary, annual cash bonus, stock option grants and other benefits and should be linked to individual and Company performance. With regard to the Company’s performance, the measures used for determining appropriate levels of compensation for executive officers include the Company’s national market share, net margin, quality of service, meeting strategic goals within the current economic climate and industry environment, scope of responsibilities, expansion by acquisition or otherwise, and profit retention and profitability, all of which combine to enhance stockholder value.

     The Committee approves employment agreements and salary and bonus levels for key employees, including Mr. Foley, Mr. Stone (during 2002), Mr. Quirk, Mr. Abbinante, Mr. Maudsley and Mr. Smith. The Compensation Committee then makes recommendations with respect to such compensation to the entire Board of Directors for its approval. In fiscal 2002, Compensation Committee retained a consulting firm to review and advise on benefits plans and other compensation initiatives for the Company’s senior executives. As part of its review process, the Compensation Committee approved the Annual Incentive Plan, which governs the incentive compensation payable to Mr. Foley and certain other executive officers.

Compensation of the Chairman and Chief Executive Officer for Fiscal 2002

     Mr. Foley’s compensation for 2002 was determined pursuant to the terms of his employment agreement in effect during that period which is described above under the heading “Employment Agreements”. His employment agreement provided him with a minimum base annual salary, which may be reviewed and increased at the discretion of the Compensation Committee to reflect matters including cost of living increases and performance results. Mr. Foley also received a cash bonus, which was determined pursuant to the Annual Incentive Plan by the Compensation Committee. Under the program, Mr. Foley had varying performance-based bonus levels that were expressed as a percentage of his base salary, based upon the Company’s return on equity and earnings. The Compensation Committee established threshold, target and maximum expectations for each performance measure. In 2002, the Company exceeded target expectations for return on equity, earnings, and obtained maximum expectations for merger synergies. The applicable target bonus amount was established by the Compensation Committee to be 300% of his base salary. Under the terms of his employment agreement, the Company, through the Compensation Committee, has the discretion to award stock options to Mr. Foley. Mr. Foley received stock options in 2002 exercisable for an aggregate of 221,000 shares of common stock. Of these options, 47,666 shares vested upon date of grant and the remainder vest in three equal annual installments.

Compensation of Other Executives for Fiscal 2002

     With respect to the base salaries and incentive cash bonuses awarded to other executive officers who were parties to employment agreements with the Company in respect of 2002, the Compensation Committee approved these amounts pursuant to the executives’ employment agreements and the Annual Incentive Plan administered by the Compensation Committee. With respect to the base salaries and incentive cash bonuses awarded to the Company’s other executive officers, the decision of the Compensation Committee for each such executive officer is subjective and was made after consideration of the performance of the executive in his particular area of responsibility, the executive’s contribution to the Company’s overall management team and an assessment of the future contributions the executive should be able to make to the Company. Under the terms of the executive bonus program, the executive officers received a cash bonus based upon specified target levels and the Company’s return on equity and cost savings resulting from merger synergies related to the acquisition by the Company of Chicago Title Corporation.

Stock Option Grants

     As indicated above, an important element of the Company’s compensation philosophy is the desire to align the interests of the executive officers with the long-term interests of the Company’s stockholders. The purpose of the Company’s stock option plans is to attract, retain and award executive officers and directors and to furnish incentives to these persons to improve operations, increase profits and positively impact the Company’s long-term performance. Consistent with these objectives, the Compensation Committee granted options in 2002 to executive officers for their performance in 2002.

     As additional incentive compensation, certain executive officers are permitted to participate in a program pursuant to which the officer can defer a portion of his bonus and apply the deferred amount to reduce the exercise price of stock options granted to him. In 2002, Mr. Foley, Mr. Stone, Mr. Quirk, and Mr. Smith participated in this bonus deferral program.

     Corporate Deduction for Compensation. Section 162(m) of the Internal Revenue Code generally limits to $1.0 million the corporate deduction for compensation paid to certain executive officers, unless certain requirements are met. The Company’s policy with respect to the deductibility limit of Section 162(m) generally is to preserve the federal income tax deductibility of compensation paid to executive officers. However, while the tax impact of any compensation arrangement is an important factor to be considered, the impact is evaluated in light of the Company’s overall compensation philosophy. Accordingly, the Company has and will continue to authorize the payment of non-deductible compensation if it deems that it is consistent with its compensation philosophy and in the best interests of the Company and its stockholders.

May [ ], 2003	The Compensation Committee

Cary H. Thompson Daniel D. (Ron) Lane J. Thomas Talbot

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors submits the following report on the performance of certain of its responsibilities for the year 2002. The Audit Committee is currently composed of three independent directors, Messrs. Talbot, Farrell and Imparato. The Charter of the Audit Committee was adopted by the Audit Committee and ratified by the Board of Directors in its present form effective as of April 22, 2003, and is attached hereto as Appendix I. The Charter conforms with the requirements of the Sarbanes-Oxley Act and the currently proposed rules of the New York Stock Exchange. The Audit Committee has primary responsibility for the financial statements and the overall reporting process, including the Company’s system of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States. This audit serves as a basis for the auditors’ opinion in the annual report to stockholders addressing whether the financial statements fairly present, in all material respects, the Company’s financial position, results of operations and cash flows. The Audit Committee’s responsibility is to monitor and oversee these processes.

     In fulfilling its responsibilities for the Company’s internal control, accounting and financial reporting policies and auditing practices, the Committee has reviewed and discussed with management and KPMG the Company’s audited financial statements for 2002. In this connection, the Committee has discussed with KPMG its judgments about the quality, in addition to the acceptability, of the Company’s accounting principles as applied in its financial reporting, as required by Statement on Auditing Standards No. 61.

     In reviewing the independence of the Company’s outside auditors, the Committee has received from KPMG the written disclosures and letter regarding relationships between KPMG and its related entities and the Company and its related entities and has discussed with KPMG its independence from the Company, as required by Independence Standards Board Standard No. 1, and considered with the auditors whether the provision of non-audit services provided by them to the Company during 2002 was compatible with the auditors’ independence.

     Based on these reviews and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

May [ ], 2003	The Audit Committee

J. Thomas Talbot John F. Farrell, Jr. William A. Imparato

PERFORMANCE GRAPH

     Set forth below is a graph comparing cumulative total stockholder return on the Company’s common stock against the cumulative total return on the S & P 500 Index and against the cumulative total return of a peer group index consisting of certain companies for the industry in which the Company competes (SIC code 6361 — Title Insurance) for the five-year period ending December 31, 2002. This peer group consists of the following companies: First American Corporation, LandAmerica Financial Group, Inc. and Stewart Information Services Corp. The peer group comparison has been weighted based on the Company’s stock market capitalization. The graph assumes an initial investment of $100.00 on January 1, 1998, with dividends reinvested over the periods indicated.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG FIDELITY NATIONAL FINANCIAL, INC., THE S & P 500 INDEX
AND A PEER GROUP

	Dec 98	Dec 99	Dec 00	Dec 01	Dec 02

Fidelity National Financial, Inc.	108.68	52.39	136.93	102.64	151.77
S&P 500 Index	128.58	155.64	141.46	124.65	97.10
Peer Group	193.70	74.60	181.84	115.59	138.14

INFORMATION CONCERNING AUDITORS

     KPMG or its predecessors have continuously acted as independent auditors for the Company in respect of its fiscal years commencing with the fiscal year ended December 31, 1988. A representative of KPMG is expected to be present at the annual meeting. The representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

     The Company incurred the following fees for audit and other services performed by KPMG with respect to fiscal years 2002 and 2001:

	2002	2001

Audit fees, excluding audit related fees	$2,805,000	$3,220,000
Financial information, systems design and implementation fees	0	0
All other fees:
Audit related fees (1)	229,000	130,000
Other (2)	436,000	50,000

	3,390,000	3,914,000

(1)	Audit related fees consisted principally of fees for audits of employee benefit plans, and actuarial opinions for statutory reporting of insurance companies.

(2)	Other non-audit fees consisted of data center risk, security and business continuity assessments for Micro General Corporation, a wholly owned subsidiary of FNIS.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

     Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

     Prior to engagement of the independent auditor for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1.	Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.	Audit-related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.	Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.	Other fees are those associated with services not captured in the other categories. The Company generally doesn’t request such services from the independent auditor.

     Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

     The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

     No auditing firm has been selected for fiscal year 2003. The Company has made a request for proposals for auditor and other services for fiscal year 2003 from three independent auditing firms, including KPMG, and is currently in the process of receiving and reviewing proposals. The request for proposals was not made as a result of any disagreement with KPMG.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Exchange Act of 1934, as amended, requires the Company’s executive officers and directors to file reports of their ownership, and changes in ownership, of such securities with the SEC. Executive officers and directors are required by the SEC’s regulations to furnish the Company with copies of all forms they file pursuant to Section 16 and the Company is required to report in this Proxy Statement any failure of its directors and executive officers to file by the relevant due date any of these reports during fiscal year 2002. Based solely upon a review of the copies of the reports received by it, the Company believes that all such filing requirements were satisfied, except that Messrs. Farrell and Heasley filed one late report each for transactions in 2002. The failure to timely file such reports were inadvertent errors by the Company.

OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, the enclosed proxy card confers discretionary authority on the persons named in the enclosed proxy card to vote as they deem appropriate on such matters. It is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

STOCKHOLDER PROPOSALS

     Any proposal that a stockholder wishes to be considered for inclusion in the Proxy and Proxy Statement relating to the Annual Meeting of Stockholders to be held in 2004 must be received by the Company no later than December 30, 2003. Any other proposal that a stockholder wishes to bring before the 2004 Annual Meeting of Stockholders without inclusion of such proposal in the Company’s proxy materials must also be received by the Company no later than December 30, 2003. All proposals must comply with the applicable requirements or conditions established by the Securities and Exchange Commission and Article II, Section 7 and Article III, Section 2(c) of the Company’s bylaws, which requires among other things, certain information to be provided in connection with the submission of stockholder proposals. All proposals must be directed to the Secretary of the Company at 4050 Calle Real, Santa Barbara, California 93110. The persons designated as proxies by the Company in connection with the 2004 Annual Meeting of Stockholders will have discretionary voting authority with respect to any stockholder proposal for which the Company does not receive timely notice.

No Incorporation by Reference

     Notwithstanding anything to the contrary set forth in the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Report of the Compensation Committee, Report of the Audit Committee and the Performance Graph shall not be incorporated by reference into any such filings.

AVAILABLE INFORMATION

     The Company files Annual Reports on Form 10-K with the Securities and Exchange Commission. A copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (except for certain exhibits thereto), may be obtained, free of charge, upon written request by any stockholder to Fidelity National Financial, Inc., 4050 Calle Real, Santa Barbara, California 93110, Attention: Investor Relations. Copies of all exhibits to the Annual Report on Form 10-K are available upon a similar request, subject to reimbursing the Company for its expenses in supplying any exhibit.

By Order of the Board of Directors

William P. Foley, II Chairman of the Board and Chief Executive Officer

Dated: May [  ], 2003

PROXY

FIDELITY NATIONAL FINANCIAL, INC.
17911 Von Karman Avenue, Irvine, California 92614

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints William P. Foley, II and Frank P. Willey, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all shares of common stock of Fidelity National Financial, Inc. held of record by the undersigned on April 23, 2003 at the Annual Meeting of Stockholders to be held on June 17, 2003, or any adjournment thereof, at 10:00 a.m. Pacific Time at Fess Parker’s Doubletree Resort, 633 East Cabrillo Boulevard, Santa Barbara, California.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE COMPANY NOMINEES AND FOR ALL PROPOSALS.

▲FOLD AND DETACH HERE▲

PROXY BY MAIL	Please mark your vote like this	☒

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 17, 2003.

		FOR all nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed below
1.	To elect to the Board of Directors.	☐	☐

01 Daniel D. (Ron) Lane, 02 J. Thomas Talbot, 03 John F. Farrell, Jr., 04 Philip G. Heasley and 05 Terry N. Christensen

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee’s name above)

2.	To approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 250,000,000.

IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS BELOW

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE
MANNER DIRECTED HEREIN BY THE STOCKHOLDER.

Please return promptly in the enclosed envelope which requires no postage if mailed in the U.S.A.

Signature	Signature	Date

Please date and sign exactly as the name appears on this proxy. When shares are held by more than one owner, all should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or authorized officer. If a partnership, please sign in partnership name by authorized person.

▲FOLD AND DETACH HERE AND READ THE REVERSE SIDE▲

FIDELITY NATIONAL FINANCIAL, INC.

■	You can now vote your shares electronically through the Internet or the telephone.

■	This eliminates the need to return the proxy card.

■	Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY INTERNET
www.continentalstock.com

Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL

Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY PHONE
1-800-293-8533

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED
ELECTRONICALLY

PROXY

FIDELITY NATIONAL FINANCIAL, INC.
17911 Von Karman Avenue, Irvine, California 92614

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints William P. Foley, II and Frank P. Willey, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all shares of common stock of Fidelity National Financial, Inc. (the “Company”) held of record by the undersigned on April 23, 2003 at the Annual Meeting of Stockholders to be held on June 17, 2003, or any adjournment thereof, at 10:00 a.m. Pacific Time at Fess Parker’s Doubletree Resort, 633 East Cabrillo Boulevard, Santa Barbara, California.

     This instruction and proxy card is also solicited by the Board of Directors of the Company for use at the Annual Meeting of Stockholders on June 17, 2003 at 10:00, Pacific daylight time from persons who participate in either (1) the Fidelity National Financial 401(k) Profit Sharing Plan (the “401(k) Plan”), or (2) the Fidelity National Financial Employee Stock Purchase Plan (the “ESPP”), or (3) both the 401(k) Plan and the ESPP.

     By signing this instruction and proxy card, the undersigned hereby instructs Wells Fargo Bank Minnesota, N.A., Trustee for the 401(k) Plan and the ESPP, to exercise the voting rights relating to any shares of common stock of the Company allocable to his or her account(s) as of April 23, 2003. For shares voted by mail, this instruction and proxy card is to be returned to the tabulation agent (c/o Proxy Services, P.O. Box 9141, Farmingdale, NY 11735) by June 12, 2003. For shares voted by phone or internet, the deadline is 11:59 PM on June 14, 2003. For the 401(k) Plan, the Trustee will tabulate the votes received from all participants received by the deadline and will determine the ratio of votes for and against each item. The Trustee will then vote all shares held in the 401(k) Plan according to these ratios. For the ESPP, the Trustee will vote only those shares that are properly voted by ESPP participants.

▲FOLD AND DETACH HERE▲

PROXY BY MAIL	Please mark your vote like this	☒

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 17, 2003.

		FOR all nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed below
1.	To elect to the Board of Directors.	☐	☐

01 Daniel D. (Ron) Lane, 02 J. Thomas Talbot, 03 John F. Farrell, Jr., 04 Philip G. Heasley and 05 Terry N. Christensen

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee’s name above)

2.	To approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 250,000,000.

IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS BELOW

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE
MANNER DIRECTED HEREIN BY THE STOCKHOLDER.

Please return promptly in the enclosed envelope which requires no postage if mailed in the U.S.A.

Signature	Signature	Date

Please date and sign exactly as the name appears on this proxy. When shares are held by more than one owner, all should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or authorized officer. If a partnership, please sign in partnership name by authorized person.

▲FOLD AND DETACH HERE AND READ THE REVERSE SIDE▲

FIDELITY NATIONAL FINANCIAL, INC.

■	You can now vote your shares electronically through the Internet or the telephone.

■	This eliminates the need to return the proxy card.

■	Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY INTERNET
www.continentalstock.com

Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL

Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY PHONE
1-800-293-8533

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED
ELECTRONICALLY